UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: October 5, 2005


                          CREATIVE EATERIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       000-21753                                           88-0263701
(Commission File Number)                    (IRS Employer Identification Number)


                           Frank Holdraker, President
                 7400 E McDonald Suite 121, Scottsdale, AZ 85250
                    (Address of principal executive offices)


                                 (480) 355-8170
              (Registrant's telephone number, including area code)


                            Ultraguard Water Systems
               914 Sherwood Street, Coquitlam B.C. Canada V3K 1A6
          (Former name or former address, if changed since last report)
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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

     On October 4, 2005 Creative Eateries Corporation board of directors approved a purchase agreement with Franchise Capital Corporation. The board of directors of Franchise Capital Corporation approved the purchase agreement on September 27, 2005. The purchase agreement was consummated on October 4, 2005. The property acquired was Franchise Capital's interest in Kokopelli Franchise Company, LLC, Comstock Franchise Company, LLC, Cousin Vinnie's Franchise Company, LLC, and Kirby Foo's Franchise Company, LLC. All are Arizona Limited Liability Companies. Pursuant to the terms of the purchase agreement, 3,583,667 common shares of Creative Eateries Corporation and $200,000, to be paid in ninety days, was exchanged for the aforementioned assets. Said shares shall be restricted. The principal followed in determining the amount of consideration given was based upon the current value and future revenue streams and the market exposure in relation to Creative Eateries Corporation's current position and the restrictive nature of the stock.

ITEM 9.01 EXHIBITS

     Exhibit No. 10: Purchase Agreement executed October 5, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: October 5, 2005


                              Creative Eateries Corporation


                              By: /s/ Frank Holdraker
                                 ---------------------------
                                 Frank Holdraker, President